UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2004

BOUNDLESS MOTOR SPORTS RACING, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado (State or Other Jurisdiction of Incorporation)	0-18045 (Commission File Number)	84-0953839 (IRS Employer Identification No.)

2500 McGee Drive, Suite 147
Norman, Oklahoma 73072
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (405) 360-5047

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     Effective November 30, 2004, the Company, entered into and consummated a Membership Interests Purchase Agreement by and among United Midwestern Promoters Motorsports, LLC, hereafter “UMP,” National Speedways of Iowa, Inc., Track Enterprises, Inc., Ken Schrader Racing, Inc., and Lebanon Valley Auto Racing Corp. (the “Purchase Agreement”), pursuant to which the Company acquired all of the outstanding membership interests in UMP, in exchange for an aggregate purchase price of $2,400,000, of which, $200,000 was previously paid under the terms of a letter of intent among the parties, $1,600,000 was paid in cash at closing, and the remaining $600,000 was satisfied through the issuance of 164,384 shares of the Company’s common stock, par value $.0001 per share (the “Shares”).

     UMP is a dirt track race sanctioning body, and as such, sanctions races for both late model and open wheel modified cars. UMP assets include its agreements with drivers competing in its races, and sponsorship agreements with racing event sponsors.

     Under the terms of the Purchase Agreement, if the average closing price of the Company’s common stock for the ten-trading days immediately preceding the one-year anniversary of the date of the closing of the acquisition (the “Average Anniversary Price”) is less than $3.65 per share, then the Company shall, at it’s sole election, either (a) issue additional shares of its common stock equal to the difference between: (i) $600,000 divided by the Average Anniversary Price, less (ii) 164,384, or (b) purchase, at a purchase price of $3.65 a share, the Shares.

     Prior to entering into the letter of intent proposing the acquisition, no material relationship existed between the Company and either UMP or National Speedways, Track Enterprises, Ken Schrader Racing, or Lebanon Valley Auto Racing, or any affiliate, director, or officer of the Company, or any associate of any such director or officer. The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are referenced in this report for a more complete understanding of the transaction.

     The issuance by the Company of the Shares was made in reliance upon the exemption available from registration under Section 4(2) of the Securities Act of 1933.

Item 2.01. Completion of Acquisition or Disposition of Assets.

     Please see the Company’s response to Item 1.01.

Item 3.01. Unregistered Sales of Equity Securities.

     Please see the Company’s response to Item 1.01.

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Item 9.01. Financial Statements and Exhibits.

     (a) Financial Statements of Business Acquired.

     No financial statements are filed herewith. The Company will file financial statements by amendment hereto not later than 71 days after the date that this Current Report on Form 8-K must be filed.

     (b) Pro forma financial information.

     No pro forma financial statements are filed herewith. The Company will file pro forma financial statements by amendment hereto not later than 71 days after the date that this Current Report on Form 8-K must be filed.

     (c) Exhibits.

     The following is a list of exhibits filed as part of this Current Report on Form 8-K:

2.1	Membership Interests Purchase Agreement, dated as of November 30, 2004, by and among United Midwestern Promoters Motorsports, LLC, an Ohio limited liability company (the “Company”), and National Speedways of Iowa, Inc., an Iowa Corporation, Track Enterprises, Inc., an Illinois Company, Ken Schrader Racing, Inc., a North Carolina Corporation, and Lebanon Valley Auto Racing Corp. a New York Corporation, and Boundless Motor Sports Racing, Inc., a Colorado corporation.

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SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: December 6, 2004	BOUNDLESS MOTOR SPORTS RACING, INC.
	By:	/s/ Glenn Jackson
	Name:	Glenn Jackson
	Title:	Chief Financial Officer

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